Registration No. 333-
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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                             ------------------

                                  FORM S-8

                           REGISTRATION STATEMENT

                                    Under

                         THE SECURITIES ACT OF 1933
                             ------------------

                           LS CAPITAL CORPORATION
           (Exact name of registrant as specified in its charter)

         Delaware                                      84-1219819
(State of other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                           Identification No.)
                                  --------

                                 Rivercourt
                        17-19 Sir John Rogersons Quay
                                  Dublin 2
                                   Ireland

                               (3531) 679-0222
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)
                                  --------

                           LS CAPITAL CORPORATION

                      1999 CONSULTANT COMPENSATION PLAN
                          (Full title of the Plan)
                                  --------

                               Paul J. Montle
                           Chief Executive Officer
                                 Rivercourt
                        17-19 Sir John Rogersons Quay
                                  Dublin 2
                                   Ireland
                               (3531) 679-0222
             (Address, including zip code, and telephone number,
                 including area code, of agent for service)
                                  --------

                       CALCULATION OF REGISTRATION FEE


                                    Proposed        Proposed
Title of each class                 maximum         maximum               Amount
of securities                       amount to be   offering             aggregate          Registration
to be registered                    registered(1) price per share(2)  offering price(2)         fee


Common Stock,                       1,000,000        $.0215               $215,000           $59.77
  par value $.01                    shares


(1) Represents the maximum number of shares which may be distributed pursuant to this Registration Statement.
(2) Estimated solely for purposes of calculating the registration fee based, pursuant to Rule 457(h)(1), on the average of the bid and ask prices of the Registrant's common stock as reported on the OTC Bulletin Board on September 15, 1999, or $.0215 per share.

                      PURPOSE OF REGISTRATION STATEMENT

         This Registration Statement is being filed in accordance with General Instruction E. of Form S-8. Under Registrant's Registration Statement on Form S-8 (No. 333-65761), 2,500,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of LS Capital Corporation (the "Registrant") were registered for issuance under the LS Capital Corporation 1999 Consultant Compensation Plan (the "Plan"). On September 15, 1999 the Board of Directors of Registrant approved an amendment of the Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to the Plan from 2,500,000 to 12,500,000. This Registration Statement covers the additional 10,000,000 shares of Common Stock that may be issued under the Plan.

                         INCORPORATION BY REFERENCE

         The contents of Registrant's Registration Statement (No. 333-65761) are hereby incorporated herein by reference. In addition, Registrant's Annual Report on Form 10-KSB for the year ended June 30, 1998 (file no. 0-21566), and Registrant's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1998, December 31, 1998 and March 31, 1999 are incorporated herein by reference.

                                 SIGNATURES

The Registrant
         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland on September 15, 1999.

                                    LS CAPITAL CORPORATION


                                    By   \S\ Paul J. Montle
                                         Paul J. Montle,
                                         Chief Executive Officer
                                         (Principal Executive Officer &
                                         Principal Financial Officer)

                              POWER OF ATTORNEY

         The undersigned directors and officers of LS Capital Corporation hereby appoint Paul J. Montle as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                Title                              Date


/S/ Paul J. Montle                  Director, President                September 15, 1999
Paul J. Montle                      and Chief Executive
                                    Officer (Principal
                                    Executive Officer and
                                    Principal Financial Officer)

/S/ Roger W. Cope                   Director                          September 15, 1999
Roger W. Cope

/S/ C. Thomas Cutter                Director                          September 15, 1999
C. Thomas Cutter


                               EXHIBITS INDEX


Exhibit
Number   Description


4.1       Specimen  Stock  Certificate  for  Registrant's  Common Stock  (incorporated herein by reference  to  Registrant's  Registration  Statement on Form 8-A dated
          April 16, 1993 (Commission File No. 0-21566), Item 2, Exhibit 1).

4.2       LS Capital  Corporation  1999  Consultant  Compensation  Plan  (incorporated
          herein  by  reference  to  Registrant's   Registration  Statement  on  Form  S-8
          (Commission File No. 333-65761), Exhibit 4.2).

4.3       Written consent of Board of Directors of Registrant amending LS Capital Corporation 1999 Consultant Compensation Plan.

5.1       Opinion of Randall W. Heinrich, Of Counsel to Gillis & Slogar, L.L.P.

23.1      Consent of Malone & Bailey, PLLC.

23.2      Consent of Randall W. Heinrich, Of Counsel to Gillis & Slogar, L.L.P. (included in Exhibit 5.1 to this Registration
          Statement)

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